UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As reported in our Current Report on Form 8-K filed February 27, 2007, TechnoConcepts Inc., a Colorado corporation, (the “Company”) completed a private placement with certain institutional investors. Pursuant to the offering, we sold 8% secured convertible debentures (the “8% Debentures”), due 18 months from the date of issuance, in the aggregate principal amount of $6,000,000 and convertible into 4,000,000 shares or our common stock and warrants exercisable for a total of 2,500,000 shares of our common stock.

The subscription agreements entered into in connection with the issuance of the 8% Debentures provide that a Milestone Default would occur if the Company were to fail to achieve any of the following, as reported in its periodic filings on Form 10-QSB, 10-KSB or other applicable filings with the Securities and Exchange Commission:

•	revenue exceeding $12,000,000 and operating income (loss) exceeding ($2,000,000) for the period of January 1, 2007 through June 30, 2007;

•	revenue exceeding $29,000,000 and operating income exceeding $4,000,000 for the period of January 1, 2007 through September 30, 2007; and

•	revenue exceeding $47,000,000 and operating income exceeding $10,000,000 for the period January 1, 2007 through December 31, 2007.

The Company did not meet the first revenue milestone for the period of January 1, 2007 through June 30, 2007. As a result, a Milestone Default occurred on August 20, 2007, which allows the holders to elect to have one-third of the initial principal amount of the debentures, plus accrued and unpaid interest, liquidated damages and other amounts owing in respect thereof, become immediately due and payable at the “Milestone Default Amount.” In the case of the first Milestone Default, the Milestone Default Amount means the sum of:

(i) 120% of one-third of the outstanding principal amount of the debentures;

(ii) all accrued and unpaid interest thereon; and

(iii) all other amounts, costs, expenses and liquidated damages due in respect of the debentures.

The Company is currently in negotiations with the holders of the 8% Debentures regarding a proposed waiver of the Milestone Default.

Item 9.01 Financial Statements and Exhibits.

The above descriptions of the terms of the 8% Debentures and the subscription agreements are qualified in their entirety by reference to the text of the agreements, copies of which were previously filed as Exhibit 10.8, and as an attachment to such Exhibits 4.1 and 10.1 to the Company’s Current Report on Form 8-K filed February 27, 2007, and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

4.1	Form of 8% secured convertible debentures of TechnoConcepts Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 27, 2007, and incorporated by reference herein)

10.1
Form of Subscription Agreement, by and between TechnoConcepts Inc. and an investor in the Units (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 27, 2007, and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: August 24, 2007	By:	/s/ Michael Handelman
Name: Michael Handelman
Title: Chief Financial Officer